EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated November 18, 2025, with respect to the consolidated financial statements of Golub Capital BDC, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Golub Capital BDC, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2025, into the Registration Statement (Form N-2, File No. 333-286240), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
November 18, 2025